                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                --------------




                                  FORM 8-K/A
                              (AMENDMENT NO. 2)

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): December 28, 2000


                       United Therapeutics Corporation
          ----------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



            Delaware                         0-26301                        52-1984749
           ---------                        --------                        ----------
        (State or Other                   (Commission                   (I.R.S. Employer
        Jurisdiction of                    File Number)               Identification Number)
         Incorporation)


                  1110 Spring Street
                   Silver Spring, MD                                            20910
--------------------------------------------------------                     -------------
       (Address of Principal Executive Offices)                               (Zip Code)


             Registrant's telephone number, including area code:

                                (301) 608-9292
                     -----------------------------------

This Amendment to the Current Report on Form 8-K/A filed on February 1, 2001 is being filed to include the financial information required by Item 7 of this Form 8-K relating to the acquisition by the Registrant of Medicomp, Inc. and Telemedical Procedures, LLC


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                                                                                         Page Number
                                                                                         -------------
(a)  Financial Statements of Business Acquired.

            Independent Auditors' Report                                                        4

            Medicomp, Inc. and Subsidiary Consolidated Balance Sheet as of                      5

                October 31, 2000

            Medicomp, Inc. and Subsidiary Consolidated Statement of Income for the              7

                Year Ended October 31, 2000

            Medicomp, Inc. and Subsidiary Consolidated Statement of Accumulated

                Deficit for the Year Ended October 31, 2000                                     8

            Medicomp, Inc. and Subsidiary Consolidated Statement of Cash Flows for the

                Year Ended October 31, 2000                                                     9

            Notes to the Financial Statements                                                   10





(b)  Unaudited Pro Forma Combined Financial Statements                                          22

            Unaudited Pro Forma Combined Balance Sheet as of September 30, 2000                 23

            Unaudited Pro Forma Combined Statement of Operations for the Year Ended

                December 31, 1999                                                               24

            Unaudited Pro Forma Combined Statement of Operations for the Nine Month

                Period Ended September 30, 2000                                                 25


              Note to Unaudited Pro Forma Combined Financial Statements                         26
(c)  Exhibits

        2.1  Asset Purchase Agreement dated as of December 28, 2000 among UTSC
             Sub, the Company, Medicomp and Telemedical*
             (previously filed)

        2.2 Registration Rights Agreement dated as of December 28, 2000 between the Company and Medicomp (previously filed)

        2.3  Escrow Agreement dated as of December 28, 2000 among the Company,
             UTSC Sub, Medicomp, Mahon, Patusky, Rothblatt & Fisher, Chartered, as escrow agent, and Chicago Title, as successor escrow agent
             (previously filed)


        23.1 Consent of Berman Hopkins Wright & LaHam, CPAs LLP
                  (filed herewith)

* The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.


                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    United Therapeutics Corporation
                                    (Registrant)





Date:  March 13, 2001               By:     /s/ Fred T. Hadeed
                                           ----------------------------------
                                    Name:  Fred T. Hadeed
                                    Title: Chief Financial Officer

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Medicomp, Inc. and subsidiary
West Melbourne, Florida

We have audited the accompanying consolidated balance sheet of Medicomp, Inc. and subsidiary as of October 31, 2000, and the related consolidated statements of income, accumulated deficit, and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medicomp, Inc. and subsidiary as of October 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






February 28, 2001                               BERMAN HOPKINS
Merritt Island, Florida                    WRIGHT & LAHAM, CPAs, LLP


                        MEDICOMP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                               OCTOBER 31, 2000


                                    ASSETS
CURRENT ASSETS
 Cash                                                               $     71,993
 Accounts receivable, net of allowance for doubtful accounts             334,501
  of $183,244
 Inventories                                                             447,584
 Prepaid expenses                                                         32,335
   Deferred income taxes                                               1,135,070
   Total current assets                                                2,021,483

PROPERTY AND EQUIPMENT
 Cardiac monitoring equipment                                            392,970
 Computer equipment and software                                          78,498
 Manufacturing and drafting equipment                                    472,474
 Office furniture and equipment                                          121,180
 Vehicles                                                                 69,916
 Property held under capital leases                                       98,100
                                                                     -----------
                                                                       1,233,138
 Less accumulated depreciation                                           778,030
                                                                     -----------
                                                                         455,108

OTHER ASSETS
 Capitalized software costs                                              163,900
 Deposits                                                                 24,221
                                                                     -----------
                                                                         188,121
                                                                     -----------
                                                                    $  2,664,712
                                                                     ===========

                                                                      (continued)


                        MEDICOMP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                               OCTOBER 31, 2000

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
 Notes payable                                                      $    302,765
 Notes payable - related parties                                       1,169,863
 Current portion of long-term debt                                        10,389
 Current portion of obligations under capital leases                      30,384
 Accounts payable                                                        431,798
 Accounts payable - related parties                                       30,893
 Accrued payroll and related liabilities                                 860,175
 Accrued other expenses                                                   31,339
 Accrued interest                                                         82,032
 Accrued interest - related parties                                      131,582
 Warranty reserve                                                         20,000
 Deferred revenue                                                         30,000
                                                                    ------------
  Total current liabilities                                            3,131,220
LONG-TERM LIABILITIES

 Long-term debt                                                            2,510
 Obligations under capital leases                                         28,653
                                                                    ------------
                                                                          31,163
COMMITMENTS AND CONTINGENCIES
                                                                               -
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARY                            372,393
STOCKHOLDERS' DEFICIT
   Preferred stock, non-cumulative and non-voting, $500 par value,       680,000
     1,500 shares authorized, 1,360 shares issued and outstanding
   Common stock, $.01 par value, 2,000,000 shares authorized,             16,067
     1,606,667 shares issued and outstanding
   Additional paid-in capital                                            459,932
   Accumulated deficit                                                (2,026,063)
                                                                    ------------
                                                                        (870,064)
                                                                    $  2,664,712
                                                                    ============




The accompanying notes are an integral part of these consolidated financial statements.

                        MEDICOMP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF INCOME
                         YEAR ENDED OCTOBER 31, 2000


REVENUES                                                            $  2,194,194
COST OF REVENUES                                                         972,937
                                                                    ------------
                                                                       1,221,257
OPERATING EXPENSES

 Selling                                                                 888,404
 General and administrative                                            1,228,807
 Interest                                                                 45,274
 Interest - related parties                                              109,440
                                                                    ------------
                                                                       2,271,925
RESEARCH AND DEVELOPMENT COSTS                                           550,810
                                                                    ------------
   Loss from operations                                               (1,601,478)
MINORITY INTERESTS IN LOSS OF                                            554,265
  CONSOLIDATED SUBSIDIARY
                                                                    ------------
   Loss before income taxes                                           (1,047,213)
INCOME TAX BENEFIT                                                     1,135,070
                                                                    ------------
   Net income                                                       $     87,857
                                                                    ============
WEIGHTED NUMBER OF COMMON SHARES                                       1,606,667
   OUTSTANDING
                                                                    ============
EARNINGS PER COMMON SHARE                                           $       0.05
                                                                    ============




The accompanying notes are an integral part of these consolidated financial statements.

                        MEDICOMP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
                         YEAR ENDED OCTOBER 31, 2000

DEFICIT AT BEGINNING OF YEAR                                        $ (2,113,920)
Net income                                                                87,857
                                                                    ------------
DEFICIT AT END OF YEAR                                              $ (2,026,063)
                                                                    ============









The accompanying notes are an integral part of these consolidated financial statements.

                          MEDICOMP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           YEAR ENDED OCTOBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                            $    87,857
 Adjustments to reconcile net income to
   net cash used in operating activities
   Depreciation and amortization                                           132,506
   Increase in allowance for doubtful accounts                              88,166
   Decrease in deferred income taxes valuation allowance                (1,470,257)
   Minority interests in loss of consolidated subsidiary                  (554,265)
   (Increase) decrease in assets:
   Accounts receivable                                                     (72,860)
   Inventories                                                            (299,312)
   Prepaid expenses                                                        (31,523)
   Deferred income taxes                                                   335,187
Increase (decrease) in liabilities:
   Accounts payable                                                        222,732
   Accrued payroll and related liabilities                                 750,739
   Accrued other expenses                                                  (55,335)
   Accrued interest                                                         57,680
   Deferred revenue                                                        (10,000)
    Net cash used in operating activities                                 (818,685)
CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of property and equipment                                         (8,788)
                                                                         ---------
    Net cash used in investing activities                                   (8,788)
CASH FLOWS FROM FINANCING ACTIVITIES

 Payments on long-term debt                                                (35,250)
 Proceeds from issuance of notes payable - related parties                 225,000
 Contributed capital from minority interest                                500,000
                                                                         ---------
    Net cash provided by financing activities                              689,750
    Net decrease in cash                                                  (137,723)
Cash at beginning of year                                                  209,716
                                                                         ---------
Cash at end of year                                                    $    71,993
                                                                         =========
CASH PAID FOR INTEREST                                                 $    69,098
                                                                         =========
CASH PAID FOR INCOME TAXES                                             $         -
                                                                         =========




The accompanying notes are an integral part of these consolidated financial statements.

                        MEDICOMP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1. Consolidation policy

        The accompanying consolidated financial statements include the accounts of Medicomp, Inc. and its majority-owned subsidiary Telemedical Procedures, LLC (collectively the "Company"). Intercompany transactions and balances have been eliminated in consolidation.

     2. Nature of business

        The Company is headquartered in West Melbourne, Florida, and is primarily in the business of developing and manufacturing diagnostic electrocardiographic equipment and providing transtelephonic cardiac monitoring services. The Company markets worldwide, primarily to its customer base of major hospitals, clinics and physicians' offices.

     3. Use of estimates

        The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

     4. Fair value of financial instruments

        Financial Accounting Standards Board Statement No. 107 ("FAS 107"), "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2000.

        The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These financial instruments include cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand. The fair values of the Company's notes payable, capital leases, and long-term debt are estimated based upon the quoted market prices for the same or similar issues or on the current rates offered for instruments for the same remaining maturities. The carrying value of the Company's notes payable, capital leases, and long-term debt approximates their fair market value.

                          MEDICOMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     5. Inventories

     Inventories are stated at the lower of cost, determined by the weighted-average method, or market.

     6. Property and equipment

     Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. For the year ended October 31, 2000, depreciation charged to current operations totaled approximately $100,000. Depreciation expense of approximately $90,000 and $10,000 has been charged to cost of revenues and general and administrative expenses, respectively.

     The useful lives of property and equipment for purposes of computing depreciation are:


----------------------------------------------------------------
       Cardiac monitoring equipment             5 years
----------------------------------------------------------------
       Computer equipment and software        3-5 years
----------------------------------------------------------------
       Manufacturing and drafting equipment     7 years
----------------------------------------------------------------
       Office furniture and equipment           7 years
----------------------------------------------------------------
       Vehicles                                 5 years
----------------------------------------------------------------
----------------------------------------------------------------


     7. Capitalized software costs

     The Company has capitalized software costs incurred after feasibility of the software of a specific product was established. The costs are being amortized over the product's estimated useful life from the date the product was available to be sold. Amortization is being charged at a rate of $100 per unit sold. For the year ended October 31, 2000, amortization of capitalized software costs was $34,500, all of which is included in cost of revenues on the accompanying consolidated statement of income.

     8. Warranty reserve

     The Company warranties certain products, primarily for a one year period. The accompanying consolidated financial statements include a reserve of $20,000 for estimated warranty claims. The reserve is estimated based on the Company's experience with the annual volume of actual claims.

     The Company expensed approximately $30,000 during the year ended October 31, 2000 for warranty service.

                        MEDICOMP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     9. Revenue recognition

     The Company recognizes revenue when products are shipped or services are completed. All product and service sales are invoiced and collected in U.S. dollars.

     10.Income taxes

     The Company and its subsidiary file separate tax returns. The subsidiary is treated as a partnership for federal tax purposes and does not incur income taxes. Instead, its losses are included in the personal returns of the members and taxed depending on their personal tax situations. Per the subsidiary's operating agreement, all of the subsidiary's losses through October 31, 2000 have been allocated to the minority members. As such, the results of the subsidiary's operations do not affect the Company's income tax accounts.

     Income tax benefit considers federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. These differences result principally from the allowance for doubtful accounts, certain liabilities that have been accrued but are not currently deductible, and operating loss carryforwards.

     11.Non-cash investing and financing activities

     In addition to the information disclosed in the consolidated statement of cash flows, the Company acquired $38,100 in manufacturing and drafting equipment by entering into a capital lease agreement. Additionally, the Company transferred inventory with a carrying value of $229,976 to cardiac monitoring equipment.

     12.Concentration of cash deposits

     The Company maintains cash deposits at two banks in Florida. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2000, there were no uninsured portions at the banks.

                        MEDICOMP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 2000


NOTE B - INVENTORIES

        Inventories consist of the following:

----------------------------------------------------------------
Raw materials                                   $ 256,331
----------------------------------------------------------------
Work-in-process                                   151,432
----------------------------------------------------------------
Finished goods                                     39,821
----------------------------------------------------------------
                                                $ 447,584
----------------------------------------------------------------
                                                ==========
----------------------------------------------------------------




NOTE C - CAPITAL LEASES AND SALE-LEASEBACK TRANSACTIONS

     The Company is a lessee of manufacturing equipment under a capital lease expiring in fiscal year 2005.

     Additionally, during October 1998 the company entered into a sale-leaseback arrangement. Under the arrangement, the Company sold cardiac monitoring equipment and leased it back, through three separate leases, for a period of three years. The leasebacks have been accounted for as capital leases. The revenue of $50,000 realized on the sales portion of this transaction was deferred and is being recognized in proportion to the depreciation being taken on the leased assets. As of October 31, 2000, the deferred revenue balance is $30,000. For the year ended October 31, 2000, revenue totaling $10,000 was recognized.

     The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over their estimated productive lives. Depreciation of the assets under capital leases, totaling $14,268, is included in depreciation expense for the year ended October 31, 2000.

     The following is a summary of property held under capital leases:

----------------------------------------------------------------
Cardiac monitoring equipment                      $   60,000
----------------------------------------------------------------
Manufacturing and drafting equipment                  38,100
----------------------------------------------------------------
                                                      98,100
----------------------------------------------------------------
Less accumulated depreciation                         26,268
----------------------------------------------------------------
                                                  $   71,832
                                                  ============
----------------------------------------------------------------

                        MEDICOMP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 2000


NOTE D - NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt consists of the following:


------------------------------------------------------------------------------
Prime plus 1.0% (10.5% at October 31, 2000) note to
a bank, due in February 2001, interest payable
monthly and principal payable at maturity,
collateralized by substantially all of the Company's
assets, guaranteed by majority stockholder                      $  190,594
------------------------------------------------------------------------------
------------------------------------------------------------------------------
7.5% note to bank, due in February 2002,
equal monthly installments of $846, including
principal and interest, collateralized by a vehicle               12,899
------------------------------------------------------------------------------
------------------------------------------------------------------------------
8.0% notes payable to individuals, principal
and accrued interest due January 2001, uncollateralized             18,825
------------------------------------------------------------------------------
------------------------------------------------------------------------------
9.0% notes payable to majority stockholder, principal
and accrued interest due the earlier of November
2001, or upon demand subsequent to the sale of
part or all of the company, uncollateralized                       536,976
------------------------------------------------------------------------------
------------------------------------------------------------------------------
8.0% note payable to corporation, interest payable
monthly and principal due the earlier of February
2004 or within 30 days after the sale of a 5% or
greater equity interest of Medicomp, Inc. or its
subsidiary, uncollateralized                                        62,000
------------------------------------------------------------------------------
------------------------------------------------------------------------------
9.0% notes payable to a minority stockholder,
principal and accrued interest due December
2000, uncollateralized                                              29,516
------------------------------------------------------------------------------
------------------------------------------------------------------------------
8.25% note payable to a corporation, interest
payable monthly and principal due February 2001,
collateralized by building lease                                    31,346
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                         MEDICOMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000

NOTE D - NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

---------------------------------------------------------------------------------
15.0% notes payable to a corporation, interest payable
 monthly and principal due the earlier of December
 2001 or the receipt of $2 million, or greater, equity
 investment into Medicomp, Inc., collateralized by
 substantially all of the Company's assets                              368,371
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
8.0% note payable to minority member, principal and
 accrued interest due December 2000,
 uncollateralized                                                        10,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
12.0% notes payable to minority members, principal
 and accrued interest due November 2000,
 uncollateralized                                                        80,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
12.0% note payable to a corporation, principal and
 accrued interest due December 2000,
 uncollateralized                                                        40,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
12.0% note payable to minority member, principal and
 accrued interest due on demand, uncollateralized                       40,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
12.0% note payable to majority stockholder, principal
 and accrued interest due on demand,
 uncollateralized                                                        40,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
8.5% note payable to majority stockholder, principal
 and accrued interest due on November 2000,
 uncollateralized                                                        25,000
---------------------------------------------------------------------------------
                                                                      1,485,527
---------------------------------------------------------------------------------
Less current notes payable                                              302,765
---------------------------------------------------------------------------------
Less current notes payable - related parties                          1,169,863
---------------------------------------------------------------------------------
Less current portion of long-term debt                                   10,389
---------------------------------------------------------------------------------
                                                                   $      2,510
                                                                   ==============
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

The $2,510 of long-term debt will be due during fiscal year ending 2002.

                          MEDICOMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


NOTE E - OBLIGATIONS UNDER CAPITAL LEASES

     Minimum future lease payments under capital leases as of October 31, 2000 for each of the next five fiscal years are as follows:

             ---------------------------------------------------------------
             2001                                               $    37,413
             ---------------------------------------------------------------
             2002                                                    10,056
             ---------------------------------------------------------------
             2003                                                    10,056
             ---------------------------------------------------------------
             2004                                                    10,056
             ---------------------------------------------------------------
             2005                                                     5,028
             ---------------------------------------------------------------
             Total minimum lease payments                            72,609
             ---------------------------------------------------------------
             Less amount representing interest                       13,572
             ---------------------------------------------------------------
             Present value of minimum lease payments                 59,037
             ---------------------------------------------------------------
             Less current portion of obligations under
              capital leases                                         30,384
             ---------------------------------------------------------------
             Long-term obligations under capital leases         $    28,653
             ---------------------------------------------------============
             ---------------------------------------------------------------

     Interest rates on capital leases vary from 12% to 26% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

NOTE F - PROFIT SHARING PLAN

     The Company sponsors a defined contribution 401(k) profit sharing plan. Company contributions to the plan charged to operations during the year ended October 31, 2000 totaled approximately $11,000.

NOTE G - INCOME TAXES

     A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

---------------------------------------------------------------
Computed at the expected statutory rate                    34%
---------------------------------------------------------------
State income tax - net of federal tax benefit               3%
---------------------------------------------------------------
Minority interests in loss of consolidated
  subsidiary                                               20%
---------------------------------------------------------------
Change in valuation allowance                              53%
---------------------------------------------------------------
Other                                                      -2%
---------------------------------------------------------------
Effective income tax rate                                 108%
---------------------------------------------------============
---------------------------------------------------------------

                          MEDICOMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


NOTE G - INCOME TAXES (CONTINUED)

     The following table presents the components of the income tax expense (benefit) by jurisdiction:


                -----------------------------------------------------------------
                Current                                          $             -
                -----------------------------------------------------------------
                Deferred
                -----------------------------------------------------------------
                  Federal                                                302,872
                -----------------------------------------------------------------
                  State                                                   32,315
                -----------------------------------------------------------------
                Net current and deferred income tax expense              335,187
                -----------------------------------------------------------------
                Decrease in valuation allowance                       (1,470,257)
                -----------------------------------------------------------------
                Income tax benefit                               $    (1,135,070)
                -------------------------------------------------================
                -----------------------------------------------------------------

     The Company has available net operating loss carryforwards and alternative minimum tax credits totaling approximately $2,100,000 and $1,808 respectively. The carryforwards and credits may be applied against future taxable income. The net operating loss carryforwards expire at various dates through 2013.

     The deferred tax asset is comprised of the following at October 31, 2000:

                ---------------------------------------------------------------
                Net operating loss and alternative minimum
                 tax credit carryforwards                         $   789,508
                ---------------------------------------------------------------
                Related party expenses accrued but
                 not paid                                             289,477
                ---------------------------------------------------------------
                Reserves and allowances                                28,223
                ---------------------------------------------------------------
                Employee benefit obligations                           16,573
                ---------------------------------------------------------------
                Other                                                  11,289
                ---------------------------------------------------------------
                                                                  $ 1,135,070
                --------------------------------------------------=============
                ---------------------------------------------------------------

     Due to the sale of the Company's assets (as further discussed in Note K-3), the Company's taxable income is expected to increase substantially in the year ended October 31, 2001. As such, management has determined that it is more likely than not that future taxable income will be sufficient to enable the Company to realize all of its deferred tax asset. As such, no valuation allowance has been recorded as of October 31, 2000.

                          MEDICOMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


NOTE H - RELATED PARTY TRANSACTIONS

     Periodically, the Company has acquired working capital through proceeds from issuance of notes payable to related parties. The related parties include the majority and minority stockholders, the Chief Executive Officer for the year ended October 31, 2000, as well as minority members of the subsidiary. At October 31, 2000, related party notes payable totaled $1,169,863 and are reflected in the current liabilities on the accompanying consolidated balance sheet. Additionally, at October 31, 2000, interest payable to the related parties totaling $131,582 and $30,893 is included in accrued interest - related parties and accounts payable, respectively.

     The Company incurred approximately $109,000 of interest expense to the related parties during the year ended October 31, 2000.

NOTE I - OPERATING LEASES

     The Company rents its facility, including plant and office space, under a noncancelable operating lease, which expired in November 2000. Rent expense under the facility's operating lease totaled $101,712 for the year ended October 31, 2000. Subsequent to October 31, 2000, the Company renewed the lease for an additional three-year term through November 2003. Monthly rent under the new lease is $8,426. The schedule below includes minimum lease payments required under the renewed lease.

     Additionally, the Company leases a vehicle under a noncancelable lease through November 2001. Rent expense under the vehicle lease totaled $9,336 for the year ended October 31, 2000.

     The following is a schedule of future minimum lease payments under the noncancelable leases for each of the next four fiscal years ending in:


                                     Facility       Vehicle          Total
       -----------------------------------------------------------------------
             2001                    $ 101,162        $ 9,336       $ 110,498
       -----------------------------------------------------------------------
             2002                      101,112            778         101,890
       -----------------------------------------------------------------------
             2003                      101,112              -         101,112
       -----------------------------------------------------------------------
             2004                        8,426              -           8,426
       -----------------------------------------------------------------------
                                     $ 311,812       $ 10,114       $ 321,926
       ------------------------------=========================================
       -----------------------------------------------------------------------

                          MEDICOMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


NOTE J - CONTINGENCIES

     1.  Litigation

     Subsequent to the year ended October 31, 2000, the Company has filed suit against its former Chief Executive Officer for alleged self-dealings and breach of fiduciary duties. The former Chief Executive Officer responded by filing a counterclaim against the Company and other related parties. The multi-count counterclaim seeks damages in excess of $20 million together with a request for receivership and judicial dissolution of the Company. Additionally, the counter-claim seeks to impose constructive trust upon 12% of all proceeds from the sale of the assets of the Company (as discussed in Note K-3). Outside counsel for the Company has advised management that at this stage of the proceedings an opinion as to the ultimate outcome of the Company's claim, nor the counter-claim filed against the Company, cannot be offered. The Company intends to resolutely pursue its claim and vigorously contest the claims against it. As the outcome of this matter is uncertain, and not estimable, no accrual is reflected in these consolidated financial statements.

     In addition to the above matter and in the normal course of conducting its business, the Company is periodically involved in litigation matters. However, management does not believe that any of these matters will have a material adverse effect on the Company's financial position or results of operations.

     2. Subsidiary's income

     Pursuant to the subsidiary's operating agreement, all losses of the subsidiary have been allocated to the minority members. Under the same agreement, the Company will not be allocated any of the subsidiary's future net income until certain conditions are met. Pursuant to the operating agreement, future net income must first be allocated to each minority member in an amount equal to the net losses that have been allocated to them for all prior years. In addition, future net income must be allocated to the minority members based on a 15% cumulative annual return on their initial investment. The subsidiary's operating agreement has similar restrictions on the distribution of available cash.

                        MEDICOMP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 2000


NOTE K - SUBSEQUENT EVENT


     1. Related party notes

     During December 2000, the Company obtained an additional $65,000 in working capital through the issuance of notes payable to related parties.

     2. Issuance of common stock

     During December 2000, the Company amended its articles of incorporation to increase the authorized number of common stock shares to 2,500,000 shares. Concurrently, as a bonus to key management, the Company issued 635,000 shares of common stock. Had this transaction occurred on November 1, 1999, earnings per common share would have been $.04 for the year ending October 31, 2000.

     3. Sale of the Company's assets

     During December 2000, the Company entered into an agreement to sell all of its assets to UTSC Sub Acquisition, Inc. a subsidiary of United Therapeutics Corporation (collectively "UTC") for approximately $19.8 million. As consideration for the assets, UTC paid $8 million in cash and issued 257,142 shares of United Therapeutics Corporation's common stock. Medicomp may receive additional shares from UTC on the third anniversary of the closing if the average closing price of the Company's common stock over the 30 calendar days prior to the anniversary is less than $70.00 per share, in order that the value of all shares issued to Medicomp equal the value of the shares issued to Medicomp at the closing at $70.00 per share (subject to a maximum of 600,000 additional shares). The 257,142 shares of United Therapeutics' common stock are valued at the fair value of the 257,142 shares of stock issued using an average NASDAQ closing price of $13.84 which totaled approximately $3.6 million. The value of the potential additional 600,000 shares that may be issued were valued at approximately $8.3 million (equivalent to the average NASDAQ closing price of $13.84 multiplied by 600,000 shares). Additionally, the Company agreed to pay bonuses ranging from 6.0% to 7.0% of net sales to continuing employees.

     4. Company name change

     During January 2001, the Company amended its articles of incorporation to change its name to Guardian Ventures Company.

     UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined balance sheet gives effect to the acquisition of Medicomp, Inc. and Subsidiary (Medicomp), completed by United Therapeutics Corporation on December 29, 2000, as if it had occurred on September 30, 2000.

     The unaudited pro forma combined statement of operations for the year ended December 31, 1999 gives effect to the acquisition of Medicomp as if it had occurred on January 1, 1999. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2000 gives effect to the acquisition of Medicomp as if it had occurred on January 1, 2000.

     The unaudited pro forma combined balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which United Therapeutics believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of United Therapeutics had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined balance sheet, statements of operations and related notes should be read in conjunction with the consolidated financial statements of United Therapeutics and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the financial statements of Medicomp and notes thereto included in this Current Report on Form 8-K.

     On December 28, 2000, United Therapeutics closed on the acquisition of Cooke Pharma, Inc. and filed a Current Report on Form 8-K/A with the required pro forma information on March 6, 2001. The accompanying pro forma information related to the acquisition of Medicomp does not include the impact of the Cooke Pharma, Inc. acquisition.

UNITED THERAPEUTICS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2000

                                   HISTORICAL
                                     UNITED
                                  THERAPEUTICS       HISTORICAL      PRO FORMA                PRO FORMA
                                  CORPORATION      MEDICOMP, INC.   ADJUSTMENTS                COMBINED
                                  ------------     --------------   -----------               ----------
Assets                                (a)               (b)             (c)
------
Current assets:
   Cash and cash equivalents     $ 224,287,827     $  71,993        $ (8,000,000)     (c)  $ 216,359,820
   Investments                      14,256,455             -                   -              14,256,455
   Accounts receivable, net            581,969       334,501                   -                 916,470
   Inventories                       1,207,272       447,584                   -               1,654,856
   Prepaid expense                      46,996        32,335                   -                  79,331
   Other current assets                454,859             -                   -                 454,859
   Deferred income taxes                     -     1,135,070          (1,135,070)     (d)              -
                                 -------------   -----------         ------------          ---------------
      Total current assets         240,835,378     2,021,483          (9,135,070)            233,721,791
                                 =============   ===========         ============          ===============


Property, plant and equipment,
 net                                 3,918,618       455,108           1,121,550      (e)      5,495,276
Certificate of deposit                 563,253             -                   -                 563,253
Goodwill and other intangible
 assets, net                         2,094,339             -           7,585,326      (f)      9,679,665
Investment in affiliate              4,782,635             -                   -               4,782,635
Other                                  247,022       188,121                   -                 435,143
                                 -------------   -----------         ------------          ---------------
      Total assets               $ 252,441,245   $ 2,664,712         $  (428,194)          $ 254,677,763
                                 =============   ===========         ============          ===============

Liabilities and Stockholders'
------------------------------
  Equity
  -------
Current liabilities:
   Accounts payable              $   3,328,785   $   462,691          $ (329,018)      (g)  $  3,462,458
   Accrued expenses                  4,533,305       264,953            (264,953)      (g)     4,533,305
   Accrued payroll and related               -       860,175            (860,175)      (g)             -
   Current portion of notes and
      leases payable                    29,247     1,513,401          (1,513,401)      (g)        29,247
    Deferred revenue                         -        30,000             (30,000)      (g)             -
                                 -------------   -----------         ------------          -------------
      Total current liabilities      7,891,337     3,131,220          (2,997,547)              8,025,010


Notes and leases payable,
  excluding current portion          1,762,778        31,163             (31,163)      (g)     1,762,778
Other liabilities                       13,823             -                   -                  13,823
                                 -------------   -----------         ------------          -------------
      Total liabilities              9,667,938     3,162,383          (3,028,710)              9,801,611
Minority interest in
 consolidated subsidiary                     -       372,393            (372,393)      (h)             -
Stockholders' equity:
   Preferred stock                           -       680,000            (680,000)      (i)             -
   Common stock                        201,846        16,067             (13,496)      (i)       204,417
Additional paid-in capital         335,580,796       459,932          11,400,342       (i)   347,441,070
Accumulated deficit                (93,009,335)   (2,026,063)         (7,733,937)      (j)  (102,769,335)
                                 -------------   -----------         ------------          -------------
     Total stockholders' equity    242,773,307      (870,064)          2,972,909             244,876,152
                                 -------------   -----------         ------------          -------------
     Total liabilities and
       stockholders' equity      $ 252,441,245   $ 2,664,712         $  (428,194)          $ 254,677,763
                                 =============   ===========         ============          =============

         See note to unaudited pro forma combined financial statements.

UNITED THERAPEUTICS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                    HISTORICAL
                                      UNITED
                                   THERAPEUTICS   HISTORICAL     PRO FORMA             PRO FORMA
                                   CORPORATION   MEDICOMP, INC.  ADJUSTMENTS            COMBINED
                                  -------------  -------------- ------------          -------------
Revenues:                              (k)           (l)

   Sales                           $ 225,245     $ 1,421,637   $          -         $  1,646,882
   Grant revenue                     211,250               -              -              211,250
                                  -------------  -----------   -------------        ---------------
       Total revenues                436,495       1,421,637              -            1,858,132
                                  -------------  -----------   -------------        ---------------

Operating expenses:
  Research and
   development                    30,715,255         383,619        484,586     (m)   31,583,460
  Sales and marketing                      -         328,743        101,253     (m)      429,996
  General and
   administrative                  4,977,983         963,678        509,307     (m)    6,450,968
  Cost of sales                      164,147         524,352              -              688,499
                                  -------------  -----------   -------------        ---------------
    Total operating
      expenses                    35,857,385       2,200,392       1,095,146          39,152,923
                                  -------------  -----------   -------------        ---------------
    Loss from operations         (35,420,890)       (778,755)     (1,095,146)        (37,294,791)

Other income (expense):
  Interest income                  1,925,326               -               -           1,925,326
  Interest expense                   (57,744)              -               -             (57,744)
  Other - net                         50,064               -               -              50,064
                                  -------------  -----------   -------------        ---------------
    Total other income             1,917,646               -               -           1,917,646
                                  -------------  -----------   -------------        ---------------

    Loss before minority
      interest in consolidated
      subsidiary, discontinued
      operations, and
      extraordinary item         (33,503,244)       (778,755)     (1,095,146)        (35,377,145)
Minority interest in
   consolidated subsidiary                 -          73,342         (73,342)   (n)            -
                                  -------------  -----------   -------------        ---------------
    Loss before discontinued
      operations and
      extraordinary item         (33,503,244)       (705,413)     (1,168,488)        (35,377,145)

Loss from discontinued
   Operations                               -       (206,605)              -            (206,605)
                                  -------------  -----------   -------------        ---------------

    Loss before
       extraordinary item         (33,503,244)      (912,018)     (1,168,488)        (35,583,750)

Extraordinary item -
   gain on extinguishment
   of debt                                  -        237,696        (237,696)   (o)            -
                                  -------------  -----------   -------------        ---------------


    Loss before income tax        (33,503,244)      (674,322)     (1,406,184)        (35,583,750)

Income tax                             (3,454)             -               -              (3,454)
                                  -------------  -----------   -------------        ---------------

    Net loss                     $(33,506,698)     $(674,322)    $(1,406,184)       $(35,587,204)
                                  ============      =========     ===========       ==============

Net loss per common
 share -  basic and
  diluted (p)                     $     (2.51)                                       $     (2.61)
                                  =============                                      ==============

Weighted average number
 of common shares
 outstanding - basic and
 diluted (p)                       13,374,294                        257,142          13,631,436
                                   ==========                        =======          ============

        See note to unaudited pro forma combined financial statements.

UNITED THERAPEUTICS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000



                           HISTORICAL
                             UNITED
                          THERAPEUTICS    HISTORICAL       PRO FORMA         PRO FORMA
                          CORPORATION    MEDICOMP,INC.    ADJUSTMENTS         COMBINED
                          -----------    -------------    -----------       -----------
                              (q)             (r)
Revenues:
 Sales                    $ 1,109,591    $ 1,763,942      $         -       $ 2,873,533
 Grant revenue                150,000              -                -           150,000
                          -----------    -----------      -----------        ----------
  Total revenues            1,259,591      1,763,942                -         3,023,533
                          -----------    -----------      -----------        ----------
Operating expenses:
 Research and
  development              42,848,352        465,694          382,068   (s)  43,696,114

 Sales and marketing                -        682,560           94,568   (s)     777,128
 General and
  administrative            7,924,105      1,216,297          419,236   (s)   9,559,638
 Cost of sales                918,417        890,944                -         1,809,361
                          -----------    -----------      -----------        ----------
  Total operating
   expenses                51,690,874      3,255,495          895,872        55,842,241
                          -----------    -----------      -----------        ----------
  Loss from operations    (50,431,283)    (1,491,553)        (895,872)      (52,818,708)

Other income (expense):
  Interest income           6,709,370              -                -         6,709,370
  Interest expense            (90,201)             -                -           (90,201)
   Other - net                 76,178              -                -            76,178
                          -----------    -----------      -----------        ----------
    Total other income      6,695,347              -                -         6,695,347
                          -----------    -----------      -----------        ----------
    Net loss before
      minority
     Interest and
      income tax
      benefit             (43,735,936)    (1,491,553)        (895,872)      (46,123,361)

    Minority interests
      in loss of
      consolidated
      subsidiary                    -        474,775         (474,775)  (t)           -
                          -----------    -----------      -----------        ----------
    Net loss before
      income tax
      benefit             (43,735,936)    (1,016,778)      (1,370,647)      (46,123,361)


Income tax benefit                  -        851,303         (851,303)  (u)
                          -----------    -----------      -----------        ----------

      Net loss           $(43,735,936)   $  (165,475)     $(2,221,950)    $ (46,123,361)
                          ===========    ===========      ===========        ==========
Net loss per common
share-basic and
diluted (p)              $      (2.32)                                    $       (2.41)
                         ============                                     =============
`
common shares
outstanding -
basic and diluted (p)      18,871,366                         257,142        19,128,508
                          ===========                     ===========        ==========


         See note to unaudited pro forma combined financial statements.

      UNITED THERAPEUTICS CORPORATION
      NOTE TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      Note 1 - Pro Forma Adjustments for Acquisition of Medicomp, Inc.

          a. Balance sheet of United Therapeutics Corporation as of September 30, 2000.

          b. Balance sheet of Medicomp, Inc. and Subsidiary (Medicomp) as of October 31, 2000. The fiscal year end of Medicomp is October 31, which is less than 93 days from September 30. There were no significant transactions in the intervening 30 days.

          c. Represents adjustments for the Medicomp acquisition based on a purchase price of approximately $19.8 million through the issuance of 257,142 shares of United Therapeutics' common stock and payment of $8.0 million in cash. Medicomp may receive additional shares from United Therapeutics on the third anniversary of the closing if the average closing price of United Therapeutics' common stock over the 30 calendar days prior to the anniversary is less than $70.00 per share, in order that the value of all shares issued to Medicomp equals the value of the shares issued to Medicomp at the closing at $70.00 per share (subject to a maximum of 600,000 additional shares). The 257,142 shares of United Therapeutics' common stock were valued at the fair value of the 257,142 shares of stock issued using an average NASDAQ closing price of $13.84 which totaled approximately $3.6 million. The value of the potential additional 600,000 shares that may be issued were valued at approximately $8.3 million (equivalent to the average NASDAQ closing price of $13.84 multiplied by 600,000 shares). Additionally, United Therapeutics agreed to pay bonuses ranging from 6.0% to 7.0% of net sales to continuing employees.

          d. Represents the elimination of the Medicomp deferred income tax asset not acquired.

          e. Represents the adjustment to Medicomp's property, plant and equipment to reflect the estimated fair value of these assets acquired.

          f. Represents the amount of purchase price allocated to the Medicomp assembled workforce, core technology and goodwill. These intangibles totaled approximately $7.6 million and will be amortized in a straight line manner over terms of three to twenty years.

          g. Represents the estimated direct legal and other costs related to the Medicomp acquisition. Also, represents the elimination of all Medicomp liabilities as they were not assumed.

          h. Represents the elimination of the minority interest in Medicomp held by a minority investor.

          i. Represents the elimination of Medicomp's stockholder equity accounts, and the issuance of 257,142 shares of United Therapeutics' common stock valued as described above in note 1(c).

          j. Represents the charge for acquired in-process research & development of $9.8 million and the elimination of Medicomp's accumulated deficit. This charge is nonrecurring and therefore not included in the pro forma statements of operations.

          k. Statement of operations for United Therapeutics for the year ended December 31, 1999.

          l. Statement of operations for Medicomp for the year ended October 31, 1999. The fiscal year end of Medicomp is October 31, which is less than 93 days from United Therapeutics' year end. There were no significant transactions in the intervening 60 days.

          m. Represents amortization expense totaling approximately $853,000 related to the intangibles acquired in the Medicomp acquisition and approximately $242,000 related to additional employee bonuses.

          n. Represents the elimination of the loss that is attributable to the minority interest in a consolidated subsidiary.

          o. Represents the elimination of an extraordinary gain resulting from the extinguishment of debt.

          p. For the pro forma combined net loss per share (basic and diluted) and the weighted average share outstanding calculation, 257,142 shares of United Therapeutics common stock have been included as if the acquisition occurred on January 1, 1999 and January 1, 2000 for the pro forma unaudited financial statements for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively.

          q. Statement of operations for United Therapeutics for the nine months ended September 30, 2000.

          r. Statement of operations for Medicomp for the nine months ended October 31, 2000. Medicomp's fiscal year end is October 31, which is less than 93 days from September 30. Operations from November 1, 1999 through January 31, 2000 have not been included in the pro forma statements of operations.

          s. Represents amortization expense totaling approximately $640,000 related to the intangibles acquired in the Medicomp acquisition and approximately $256,000 related to additional employee bonuses.

          t. Represents the elimination of the loss that is attributable to the minority interest in a consolidated subsidiary.

          u. Represents the elimination of the Medicomp income tax benefit relating to deferred tax assets not acquired.

UNITED THERAPEUTICS CORPORATION
EXHIBIT INDEX



Exhibit No.                  Description
------------                 --------------
2.1           Asset Purchase Agreement dated as of December 28, 2000 among UTSC Sub, the Company, Medicomp and Telemedical (previously filed)

2.2 Registration Rights Agreement dated as of December 28, 2000 between the Company and Medicomp (previously filed)

2.3           Escrow Agreement dated as of December 28, 2000 among the Company,
              UTSC Sub, Medicomp, Mahon, Patusky, Rothblatt & Fisher,
              Chartered, as escrow agent, and Chicago Title, as successor escrow agent (previously filed)

23.1          Consent of Berman Hopkins Wright & LaHam, CPAs LLP